UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	January 18, 2007

THE CHILDREN'S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-23071	31-1241495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, in September 2006, The Children’s Place Retail Stores, Inc. (the "Company") commenced construction of an approximately 700,000 square foot automated distribution center in Fort Payne, Alabama. On January 18, 2007, the Company entered into an owner and design-builder agreement (the "Agreement") dated as of November 20, 2006 with Clayco, Inc. (the “Contractor”), setting forth the terms and conditions for the construction of such distribution center. Depending on final specifications, the construction of the distribution center is expected to be completed in mid-2007 and cost the Company approximately $30 million. The Company expects that the total cost of the distribution center, including construction and the previously announced purchase of a material handling system, will be approximately $70 million.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC.

By:	/s/ Susan Riley
Name: Susan Riley
Title: Senior Vice President, Chief Financial Officer

Dated: January 24, 2007